Exhibit 10.1

OMNIBUS AMENDMENT TO CONVERTIBLE NOTES

THIS OMNIBUS AMENDMENT TO CONVERTIBLE NOTES (the “Agreement”) is made this 10th day of January, 2018, effective as of December 1, 2017, by and among CLS Holdings USA, Inc., a Nevada corporation (“CLSH”), Jeffrey I. Binder (“Binder”)  and Newcan Investment Partners, LLC (“Newcan”) with respect to the convertible promissory notes set forth on Exhibit A hereto (collectively, the “Notes”) issued by CLSH to either Binder or Newcan.

WITNESSETH:

WHEREAS, CLSH presently has outstanding convertible notes owed to Binder, the Chairman and CEO of CLSH, and to Newcan, an entity owned by Mr. Frank Koretsky, a director of CLSH, which Notes are set forth on Exhibit A hereto; and

WHEREAS, on November 22, 2017, CLSH engaged WestPark Capital, Inc. (“WestPark”), as its exclusive placement agent with respect to the offer for sale in a private placement (the “Private Offering”) of a minimum of 1,800,000 Units  and a maximum of 4,000,000 Units (as defined herein) of CLSH’s securities, with each Unit consisting of four shares (the “Shares”) of CLSH’s common stock, par value $.0001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock at a price of $0.75 per share (the “Warrants”) (each Share and Warrant together, a “Unit”), at a price of $1.25 per Unit, for a minimum aggregate amount of $2,350,000 and a maximum aggregate amount of $5,000,000;
WHEREAS, in connection with the Private Offering, which will benefit Binder and Newcan as major shareholders of CLSH, Binder and Newcan agreed to amend the conversion price of the Notes to increase the conversion price from $0.25 to $0.3125 per share of Common Stock of CLSH, which higher conversion price is equal to the price per Share included in the Units (assuming no value is attributed to the Warrants) at the request of WestPark; and
WHEREAS, the parties deems it desirable to enter into this Agreement to increase the conversion price of each of the Notes them from $0.25 to $0.3125 per share of Common Stock.

NOW THEREFOR, for mutual consideration, the receipt and sufficiency of which is hereby acknowledged, CLSH, Binder and Newcan hereby agree as follows:

1. Increase of Conversion Price.    The conversion price of each of the Notes is hereby increased to $0.3125 per share of Common Stock of CLSH.

2. Ratification of Terms of Notes.  Except to the extent specifically amended hereby, the balance of the terms of the Notes shall remain unchanged and in full force and effect.

  3.                Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.  This Agreement, to the extent executed digitally or delivered by means of a facsimile machines or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof.

  4.                 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

/s/ Jeffrey I. Binder
Jeffrey I. Binder

NEWCAN INVESTMENT PARTNERS, LLC

By: /s/ Frank Koretsky
                                                                       Frank Koretsky, Sole Member

CLS HOLDINGS USA, INC.

By:  /s/ Jeffrey I. Binder
       Jeffrey I. Binder
       Chairman and CEO

EXHIBIT A

CONVERTIBLE PROMISSORY NOTES